                                                                    Exhibit 99.1


UNITED STATES BANKRUPTCY COURT                           Case No. 01-13404(AJG)
SOUTHERN DISTRICT OF NEW YORK                            Chapter 11






                      RELIANCE GROUP HOLDINGS, INC., et al.
                      -------------------------------------
                                (NAME OF DEBTORS)



                         Monthly Operating Statement for
           the period from December 1, 2004 through December 31, 2004

                                Debtors' Address:
                                -----------------
                                5 Hanover Square
                               New York, NY 10004



                            Debevoise & Plimpton LLP
                            ------------------------
                              (Debtors' Attorneys)



                                    Monthly Operating Profit (Loss):   ($  49)
                                    ($ in thousands)

                                    Cash Disbursements:
                                    Reliance Group Holdings, Inc.:    $  409
                                    ($ in thousands)
                                    Reliance Financial Services Corp.: none

Report Preparer: Ray Yaworski

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs, verifies under the penalty of perjury, that the information contained therein is complete, accurate and truthful to the best of my knowledge.

Date: January 18, 2005                                  /s/ Paul W. Zeller
                                                        ----------------------
                                                        Paul W. Zeller
                                                        President and CEO




Indicate if this is an amended statement by checking here AMENDED STATEMENT ___

                      Reliance Group Holdings, Inc., et al.
                              Debtors-in-Possession
     Unaudited Consolidated Statement of Operations, excluding subsidiaries which are not Debtors-in-Possession
                                     (000s)

                                                                          For the Period       For the Period
                                                                         December 1, 2004     June 12, 2001 to
                                                                          to December 31,       December 31,
                                                                              2004                 2004

Revenues                                                                    $      -             $      -
                                                                            --------             --------

Costs and expenses:
    Operating and administrative                                                  37                7,394
    Pension plan actuarial adjustments and expenses                                                 9,059
    Depreciation                                                                                      144
                                                                            --------             --------
    Total costs and expenses                                                      37               16,597
                                                                            --------             --------

Loss before reorganization items                                                 (37)             (16,597)
                                                                            --------             --------

Reorganization items:
    Professional fees                                                            109               19,915  (a)
    Increase in allowance on balance due from
         Reliance Development Group, Inc.                                                          10,334
    Reduction of balance due Reliance Insurance
         Company per settlement (see Notes 2 and 4)                                               (10,765)
    PBGC settlement (see Note 2)                                                                   83,798
    Interest earned on accumulated cash resulting
         from Chapter 11 proceeding                                              (97)              (5,285)
                                                                            --------             --------
    Total reorganization items                                                    12               97,997
                                                                            --------             --------

Income tax benefits net of deficiency interest
         of  $3,179 (see Note 2)                                                                  (90,770)
                                                                            --------             --------

Net income (loss)                                                           $    (49)            $(23,824)
                                                                            ========             ========

(a) Includes $254 of pre-petition charges approved for payment by Judge Gonzalez on November 16, 2001.


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                      Reliance Group Holdings, Inc., et al.
                              Debtors-in-Possession
     Unaudited Consolidated Statement of Cash Flows, excluding subsidiaries which are not Debtors-in-Possession
                                     (000s)

                                                                                     For the Period       For the Period
                                                                                    December 1, 2004     June 12, 2001 to
                                                                                     to December 31,       December 31,
                                                                                         2004                 2004
Cash flows from operating activities:
    Loss from operations before reorganization items                                    $    (37)           $(16,597)
    Adjustments to reconcile loss to net cash provided by
      operating activities:
       Income tax recovery                                                                                    17,706
       Depreciation                                                                                              144
    Changes in:
       (Increase) decrease in Prepaid expenses                                                                 8,826
       Increase (decrease) in Post-petition payables                                           7                 785
       Increase (decrease) in Liabilities subject to compromise                                                1,702

                                                                                        --------            --------
    Net cash provided (used) by operating activities before reorganization items
                                                                                             (30)             12,566
                                                                                        --------            --------

    Operating cash flows from reorganization items - Interest received
       on cash accumulated because of the Chapter 11 proceeding                               97               5,396
       Application of retainer towards reorganization professional fees                                          450
       Payment of reorganization items                                                      (379)            (17,356)
       Distribution to Reliance Insurance Company (in Liquidation)                                           (45,347)
                                                                                        --------            --------
    Net cash used by reorganization items                                                   (282)            (56,857)
                                                                                        --------            --------
       Net cash used by operating activities                                                (312)            (44,291)
                                                                                        --------            --------

Cash flows from investing activities -
    Receipts from Reliance Development Group, Inc.                                                             5,800
                                                                                        --------            --------
       Net cash provided by investing activities                                               -               5,800
                                                                                        --------            --------

Cash flows from financing activities -
    Proceeds of split dollar policies                                                                          4,584
                                                                                        --------            --------
       Net cash provided by financing activities                                               -               4,584
                                                                                        --------            --------

Net decrease in cash and cash equivalents                                                   (312)            (33,907)

Cash and cash equivalents at beginning of period                                          55,246              88,841
                                                                                        --------            --------
Cash and cash equivalents at end of period                                              $ 54,934            $ 54,934
                                                                                        ========            ========

                      Reliance Group Holdings, Inc., et al.
                              Debtors-in-Possession
          Unaudited Consolidated Balance Sheet, excluding subsidiaries which are not Debtors-in-Possession
                                     (000s)

                                                              December 31, 2004   November 30, 2004
      Assets

Cash                                                             $    54,934         $    55,246

Accounts and Notes Receivable                                         13,090              13,090
Prepaid expenses and deposits                                            353                 353

Due from Reliance Development Group, Inc.
      less allowance of $60,334 (see Note 1)

Property, plant and equipment, net of accumulated
      depreciation of $1,567                                              --                  --
                                                                 -----------         -----------
      Total assets                                               $    68,377         $    68,689
                                                                 ===========         ===========


      Liabilities and Shareholders' Deficit

Liabilities not subject to compromise
      Post-petition - accounts payable                           $     1,091         $     1,405
      Professional fee holdback payable                                2,247               2,196
      Pension Benefit Guaranty Corp. administrative claim              3,000               3,000

Liabilities subject to compromise                                  1,106,116           1,106,116
                                                                 -----------         -----------
      Total liabilities                                            1,112,454           1,112,717
                                                                 -----------         -----------

Shareholders' deficit
      Common stock, par value $.01 per share                          11,616              11,616
      Additional paid in capital                                     558,541             558,541
      Accumulated deficit (see Notes 1 and 4)                     (1,614,234)         (1,614,185)
                                                                 -----------         -----------
      Total shareholders' deficit                                 (1,044,077)         (1,044,028)
                                                                 -----------         -----------

      Total liabilities and shareholders' deficit                $    68,377         $    68,689
                                                                 ===========         ===========


    THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE FINANCIAL STATEMENTS.

                      Reliance Group Holdings, Inc., et.al.
                              Debtors-in-Possession
                             Additional information
                                December 31, 2004

SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES COLLECTED, RECEIVED, DUE OR WITHHELD

All wages and salaries paid (GROSS) or incurred                                              $ 24,000

The amount of payroll taxes withheld:
             Federal (FIT, FICA, FICA-MED)                                                      5,557
             State                                                                              1,720

The amount of employer payroll tax contributions incurred:
             FICA-med                                                                             344

Gross taxable sales                                                                            N/A
Sales tax collected                                                                            N/A
Property taxes                                                                                 N/A
Any other taxes                                                                                N/A

Date and amount paid over to each taxing agency for taxes
                                                                                             December 1,
                                                                                                2004

Internal Revenue Service                                                                     $  5,901
State Income Taxes                                                                              1,720


INSURANCE

All insurance policies are fully paid for the current period.
The amounts for workers compensation and disability insurance have been fully paid for the period.

                      Reliance Group Holdings, Inc., et.al.
                              Debtors-in-Possession
                             Additional information
                                December 31, 2004

PAYMENTS TO PROFESSIONALS

                                                                                                   Amount of
          Professional                                                                              Payment
          ------------                                                                              -------


          Debevoise & Plimpton LLP                                                                 $ 71,018


          Orrick Herrington & Sutcliffe LLP                                                         167,468


          White & Case LLP                                                                          137,336


          Altman & Cronin                                                                             2,880

                      RELIANCE GROUP HOLDINGS, INC., et al.
                             (DEBTORS-IN-POSSESSION)


             ORGANIZATION, BUSINESS AND PROCEEDINGS UNDER CHAPTER 11


Reliance Group Holdings, Inc. ("RGH" or the "Company") is an insurance holding company whose principal business is the indirect ownership of Reliance Insurance Company ("RIC"). All of RIC's common stock is owned by Reliance Financial Services Corporation ("RFSC"), RGH's wholly-owned subsidiary. RIC is one of the oldest property and casualty insurance companies in the United States. RIC offered a number of insurance products over the years, including a broad range of commercial property and casualty insurance products, primarily in the United States. However, the property and casualty insurance operations of RIC incurred a substantial operating loss in 1999, including among other things a substantial increase of net reserves for policies of prior years. During the second quarter of 2000, an additional substantial increase was made to net loss reserves related to policies issued in prior periods. As a result of a series of downgrades, RIC determined to cease writing business and to sell or transfer policy renewal rights to the extent possible and developed a run-off policy for the orderly downsizing of its business. On May 29, 2001, the Commonwealth Court of Pennsylvania entered an order granting a petition of the Pennsylvania Department of Insurance, with RIC's consent, for the rehabilitation of RIC. Under the order, the Pennsylvania Insurance Commissioner is directed to take possession of RIC's assets and business and to take such actions as the nature of the case and the interests of the policyholders, creditors or the public may require. As of May 29, 2001, RGH and RFSC have had no control over the operations and assets of RIC. On October 3, 2001, the Commonwealth Court of Pennsylvania entered an order granting a petition of the Pennsylvania Department of Insurance for liquidation of RIC.

During the year ended December 31, 2000, the Company wrote off its entire investment in RIC and its subsidiaries of $1.47 billion. The loss incurred during 2000 by RIC and its subsidiaries materially exceeded the amount written off by the Company.

BANKRUPTCY PROCEEDINGS

On June 12, 2001, RGH, together with its subsidiary RFSC (the "Debtors"), filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The Debtors are authorized to operate their business in the ordinary course as debtors-in-possession. On June 22, 2001, the Office of the United States Trustee for the Southern District of New York (the "U.S. Trustee") appointed the Official Unsecured Bank Committee (the "Bank Committee") and the Official Unsecured Creditors' Committee (the "Creditors' Committee") to represent the interests of the Debtors' unsecured creditors. Various settlements have been entered into as discussed in Notes 2 and 4.

On June 2, 2004, the Bank Committee filed a plan of reorganization for RFSC, together with a related disclosure statement. The disclosure statement was approved by order of the Bankruptcy Court dated July 7, 2004. The hearing to consider the confirmation of the plan, which was originally scheduled for August 24, 2004 and subsequently adjourned to October 20, 2004, has been adjourned to an uncertain date. On November 3, 2004, the Creditors' Committee filed a plan of reorganization and related disclosure statement for RFSC that are substantially similar to the plan and disclosure statement, as amended, filed by the Bank Committee. The disclosure statement was approved by order of the Bankruptcy Court on December 8, 2004. The hearing to consider confirmation of the Creditors' Committee's plan of reorganization is scheduled for January 19, 2005.

BASIS OF PRESENTATION

The Company's unaudited consolidated financial statements have been prepared in accordance with Statement of Position 90-7 "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7") and generally accepted accounting principles applicable to a going concern which, unless otherwise noted, assumes the realization of assets and the payment of liabilities in the ordinary course of business. SOP 90-7 requires (i) that pre-petition liabilities that are subject to compromise be segregated in the Company's consolidated balance sheet as liabilities subject to compromise and (ii) that revenues, expenses, realized gains and losses, and provisions for losses resulting from the reorganization and restructuring of the Company be reported separately as reorganization items in the consolidated statement of operations. As a result of the reorganization proceedings under Chapter 11, the Company may take, or may be required to take, actions which may cause assets to be realized, or liabilities to be liquidated, for amounts other than those reflected in the unaudited consolidated financial statements. As a result of the Company's recurring losses, the Chapter 11 filings and circumstances relating to these events, including the Company's debt structure and current economic conditions, realization of assets and liquidation of liabilities are subject to significant uncertainty.

Certain footnote disclosures normally included in unaudited consolidated financial statements prepared in accordance with generally accepted accounting principles ("GAAP") have been condensed or omitted from the interim financial information. In the opinion of management, all adjustments considered necessary for a fair presentation have been included.

The preceding financial statements - unaudited consolidated balance sheet, unaudited consolidated statements of operations, and unaudited consolidated statements of cash flows were prepared for the period from December 1, 2004 through December 31, 2004.

                      RELIANCE GROUP HOLDINGS, INC., et al.
                             (DEBTORS-IN-POSSESSION)

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (ALL DOLLAR AMOUNTS IN THOUSANDS, EXCEPT AS OTHERWISE NOTED)

NOTE 1 - DUE FROM RELIANCE DEVELOPMENT GROUP, INC.

The collectibility of the balance of $60,334 due from Reliance Development Group, Inc. ("RDG"), a wholly owned subsidiary of Reliance Group Holdings, Inc. ("RGH") is dependent upon the future operations of RDG. While it appears the RDG will generate future cash flow, it does not appear that such cash flows will be sufficient to repay to the Debtor any portion of the balance due. An allowance of $50,000 was provided in the June 2002 operating statement to reduce the net receivable to management's estimate of its net realizable value at that time. The allowance was increased by $9,334 in June 2003 based on a further impairment of RDG's position. In June 2004 the remaining balance was deemed uncollectable and was fully reserved.

NOTE 2 - LIABILITIES SUBJECT TO COMPROMISE

As a result of the Chapter 11 filing, all actions to collect the payment of pre-petition indebtedness are subject to compromise. Generally, actions to enforce or otherwise effect payment of pre-petition liabilities are stayed. These claims are reflected in the December 31, 2004 unaudited consolidated balance sheet as Liabilities Subject to Compromise. Although pre-petition claims are generally stayed, the Bankruptcy Court approved the Company's motions to pay
(i) pre-petition employee obligations relating to certain plans and policies providing medical and dental coverage to the Company's employees and (ii) pre-petition claims for workers' compensation premium payments. In addition, substantially all actions to enforce or otherwise effect payment of pre-filing obligations are stayed.

Valuation methods used in Chapter 11 reorganization cases vary depending on the purpose for which they are prepared and used and are rarely based on generally accepted accounting principles, the basis on which the accompanying financial statements are prepared. Accordingly, the values set forth in the accompanying consolidated financial statements are not likely to be indicative of the values presented to or used by the Bankruptcy Court.

As of December 31, 2004, the Company had liabilities subject to compromise of approximately $1,106,116 as follows:


Foreign, state and local income taxes                               $     5,000
Bank term and revolving loans                                           237,500
Debenture notes payable                                                 463,480
Payable to Reliance Insurance
     Company (see Note 4)                                               242,653
Payable to the Pension Benefit Guaranty Corp.                            82,500
Accounts payable and accrued liabilities                                 74,983
                                                                    -----------
                                                                    $ 1,106,116
                                                                    ===========

         All amounts presented above may be subject to future adjustments depending on Bankruptcy Court actions, further development with respect to disputed claims, or other events.

Executory Contracts and Other Unsecured Claims

The Company may reject pre-petition executory contracts and unexpired leases with the approval of the Bankruptcy Court. Damages resulting from rejection of executory contracts and unexpired leases are treated as general unsecured claims and are classified as liabilities subject to compromise. A bar date is the date by which claims against the Debtors must be filed if the claimants wish to receive any distribution in these Chapter 11 cases. The bar date established by the Bankruptcy Court in these Chapter 11 cases was December 21, 2001. All known claimants subject to the bar date have been notified of their need to file a proof of claim with the Bankruptcy Court. Differences between liability amounts estimated by the Debtors and claims filed by the creditors will be investigated and the Bankruptcy Court will make a final determination of the allowable claim.

Tax Claims

The Department of the United States Treasury, Internal Revenue Service (the "IRS") filed a proof of claim against RGH in the amount of $434,642 for the tax years 1988-1999. The Company had received approval from the Bankruptcy Court to settle this claim for a net refund of not materially less than $12,600. The IRS agreed to this settlement (as approved by the Joint Committee on Taxation of the United States Congress) with refunds having been received in January 2004 totaling $14,077 for the tax years ending December 31, 1988 through 1994. Accordingly, the pre-petition claims for Federal taxes, including deferred taxes have been eliminated in these operating statements.

The New York State Department of Taxation and Finance (the "Department") filed a proof of claim in the amount of $3,718. The Company objected to this claim, and the parties agreed to a settlement which resolves all of the Department's claims by stipulating that the Department has an allowed unsecured pre-petition priority claim in the amount equal to $300. The Bankruptcy Court approved this settlement by entering the Stipulation and Order reflecting the terms of the settlement on April 7, 2004.

The New York City Department of Finance filed a proof of claim against RGH in the amount of $2,378. On October 25, 2004 the Company objected to the claim. A hearing regarding the objection is scheduled for February 9, 2005.

Pension Plan Matters

Due to the deficiency between the actuarial present value of accumulated plan benefits and the net assets of the plan, a contribution was required to be made to the Reliance Group Holdings, Inc. Pension Plan (the "RGH Pension Plan") on April 15, 2003. The Bankruptcy Court denied the Company permission to make this contribution and all subsequent contributions, including minimum funding obligations. In addition, the payments to the Pension Benefit Guaranty Corporation (the "PBGC") of the annual premiums and preliminary premiums due in 2003 and 2004 have not been made. A total of $2,516 was due to the PBGC on account of the aforementioned contribution and premium obligations.

On February 24, 2004 RGH received a Notice of Determination from the PBGC informing RGH of the PBGC's decision to take over and involuntarily terminate the plan as of January 31, 2004. On July 7, 2004 RGH received the Bankruptcy Court's permission to enter into a trusteeship agreement with the PBGC pursuant to which the takeover and plan termination would occur. The PBGC previously filed a proof of claim in anticipation of the plan termination in an amount equal to $10,100.

The Reliance Insurance Company Retirement Plan (the "RIC Retirement Plan") was terminated by the PBGC effective February 28, 2002. The PBGC previously filed claims totaling $152,092, portions of which the PBGC asserted were entitled to administrative priority, against RGH and RFSC in respect of the RIC Retirement Plan.

In connection with the RGH Pension Plan and the RIC Retirement Plan, on September 29, 2004 the Bank Committee and the Creditors' Committee filed a motion to approve a stipulation with the PBGC pursuant to which, among other things, RGH executed a trusteeship agreement with a January 31, 2004 termination date. Pursuant to the stipulation, the PBGC agreed to reduce its claims against RGH (including the claim relating to the plan termination) to an unsecured claim in the amount of $81,000, and to reduce its claim against RFSC to (i) an unsecured claim in the amount of $82,500 (the "RFSC Agreed Amount") and (ii) an administrative priority claim in the amount of $3,000. In no event shall the total recovery by PBGC from both RGH and RFSC exceed the RFSC Agreed Amount. On October 15, 2004, the Bankruptcy Court approved the stipulation with the PBGC. The Statement of Operations has reflected the claim of $82,500 along with the administrative claim of $3,000 less the pension plan deficiency previously provided of $1,702.

Accounts payable and accrued liabilities include claims against the Company under the Supplemental Employee Retirement Program (the "SERP"). Due to the aforementioned anticipated termination of the RGH Pension Plan and the PBBC's takeover, it is likely that the Company's liability under the SERP will increase. This increase cannot be determined at this time.

NOTE 3 - REORGANIZATION ITEMS

The Company has incurred reorganization related charges of approximately $109 and $19,915 for the month ended December 31, 2004 and the period from June 12, 2001 through December 31, 2004, respectively. Reorganization costs are directly associated with the reorganization proceedings under the Company's Chapter 11 filings. Included in such costs are amounts related to accruals or payments for professional and advisory fees incurred in connection with the Company's Chapter 11 filing. In addition, reorganization items for period from June 12, 2001 through December 31, 2004 also include an increase in the allowance on the balance due from Reliance Development Group, Inc., a reduction in the balance due to Reliance Insurance Company (see Notes 1 and 4) totaling $431 and recognition of the PBGC claims of $83,798 (see Note 2) which have been reflected in the Reorganization Items line of the Consolidated Statement of Operations.

NOTE 4 - SETTLEMENT OF LITIGATION

On May 28, 2003, the Bankruptcy Court entered an order (the "Order") in the Company's Chapter 11 cases which, among other things, approved a settlement agreement and related side letter (together, the "Settlement") between the Commissioner of Insurance for the Commonwealth of Pennsylvania, in her capacity as liquidator (the "Liquidator") of Reliance Insurance Company and the Official Committee of Unsecured Creditors and the Official Unsecured Bank Committee. The Order provides that the Settlement shall be binding upon the Debtors and the Debtors' Estates. The effectiveness of the Settlement was conditioned on receipt of the Order and the approval of the Settlement by the Commonwealth Court of Pennsylvania, which was granted on June 19, 2003.

The Settlement was entered into by the parties to settle and resolve various disputes with respect to ownership interests of the Debtors' Estates, on the one hand, and the Liquidator's Reliance Insurance Company estate, on the other hand, relating to directors and officers insurance policies and the proceeds thereof, cash held by the Debtors, certain net operating losses and certain tax refunds, and with respect to the amount of the Liquidator's allowed claim in the Debtors' Chapter 11 cases.

Among other things, the Settlement provides for:

         the allocation of certain tax refunds, if any, under Section 847 of the Internal Revenue Code;

         the allocation of the benefits of net operating losses for income tax purposes, to the extent available, among Reliance Insurance Company and the Debtors;

         the allocation of proceeds, if any, received (including proceeds from insurers under certain directors and officers liability insurance policies) in certain litigation against officers and directors of Reliance Insurance Company or the Debtors;

         the Liquidator to have a priority claim over $45,000 in cash held by the Company (see below);

         the allocation to Reliance Insurance Company of certain additional cash now or hereafter held by the Debtors; and

         a $288,000 allowed claim by the Liquidator in the Debtors' Chapter 11 cases, which claim is settled in full against the Debtors by the terms of the Settlement as outlined above in this Note 4.

For more information on the terms of the Order and the Settlement, see the Order and attached Settlement, which has been filed in the Company's Chapter 11 cases.

On March 31, 2004 the Company distributed $45,000 in cash along with accumulated interest to February 29, 2004 of $309 to satisfy the priority claim referred to above. On April 1, 2004, the Company distributed $38 representing accumulated interest for the month of March 2004.